                                                                                Exhibit 99.1

A-Mark Precious Metals Expands Revolving Credit Facility to $257.5 Million

El Segundo, CA – September 2, 2020 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading full-service provider of products and services to the global precious metals market, has expanded its existing credit facility from $220 million to $257.5 million. The expanded credit facility will become effective on September 2, 2020 and matures on March 26, 2021. Rabobank acted as Administrative Agent, Bookrunner and Joint Lead Arranger.

“The expanded credit facility reflects the continued support from our lending partners and provides us with additional liquidity to address higher commodity prices and increased activity levels in the current environment,” said A-Mark CEO, Greg Roberts.

Additional details of the credit facility agreement are available in the company’s current report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission by September 4, 2020.

About A-Mark Precious Metals

Founded in 1965, A-Mark Precious Metals, Inc. (NASDAQ: AMRK) is a leading full-service precious metals trading company and wholesaler of gold, silver, platinum and palladium bullion and related products. The company’s global customer base includes sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, and e-commerce and other retail customers. The company conducts its operations through three complementary segments: Wholesale Trading & Ancillary Services, Secured Lending, and Direct Sales.

A-Mark operates several business units in its Wholesale Trading & Ancillary Services segment, including Industrial, Coin and Bar, Trading and Finance, Transcontinental Depository Services (TDS), Logistics, and the Mint (as more fully described below). Its Industrial unit services manufacturers and fabricators of products utilizing precious metals, while its Coin and Bar unit deals in over 200 different products for distribution to dealers and other qualified purchasers. As a U.S. Mint-authorized purchaser of gold, silver and platinum coins, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa and the United Kingdom. Through its TDS subsidiary, A-Mark provides customers with a variety of managed storage options for precious metals worldwide. Through its A-M Global Logistics subsidiary, A-Mark provides customers an array of complementary services, including receiving, handling, inventorying, processing, packaging and shipping of precious metals and custom coins on a secure basis. A-Mark also holds a majority stake in a joint venture that owns the minting operations known as SilverTowne Mint (Mint), which designs and produces minted silver products which provide greater product selection to customers, price stability within the supply chain as well as more secured access to silver during volatile market environments.

The company operates its Secured Lending segment through its wholly-owned subsidiaries, Collateral Finance Corporation (CFC) and AM Capital Funding, LLC (AMCF). Founded in 2005, CFC is a licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors. AMCF was formed in 2018 for the purpose of securitizing eligible secured loans of CFC.

A-Mark operates its Direct Sales segment primarily through its wholly-owned subsidiary Goldline Inc. (Goldline), a direct retailer of precious metals for the investor community. Goldline markets A-Mark’s precious metal products through various channels, including radio, television, and the Internet.

A-Mark is headquartered in El Segundo, California, with offices and facilities in Los Angeles, California, Vienna, Austria, Las Vegas, Nevada, and Winchester, Indiana. For more information, visit www.amark.com.

Important Cautions Regarding Forward-Looking Statements

Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ include the following: the failure to execute our growth strategy as planned; greater than anticipated costs incurred to execute this strategy; changes in the current international political climate which has favorably contributed to demand and volatility in the precious metals markets; increased competition for our higher margin services, which could depress pricing; the failure of our business model to respond to changes in the market environment as anticipated; general risks of doing business in the commodity markets; and other business, economic, financial and governmental risks as described in in the company’s public filings with the Securities and Exchange Commission.

The words "should," "believe," "estimate," "expect," "intend," "anticipate," "foresee," "plan" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. Additionally, any statements related to future improved performance and estimates of revenues and earnings per share are forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Company Contact:

Thor Gjerdrum, President

A-Mark Precious Metals, Inc.

1-310-587-1414

thor@amark.com

Investor Relations Contact:

Matt Glover

Gateway Investor Relations

1-949-574-3860

AMRK@gatewayIR.com